UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2020

INTELLIA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Erie Street, Suite 130 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 285-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2020, Intellia Therapeutics, Inc. (the “Company”) and Regeneron Pharmaceuticals, Inc. (“Regeneron”), entered into (i) Amendment No. 1 (the “LCA Amendment”) to the License and Collaboration Agreement, dated April 11, 2016 (the “LCA”), (ii) Co-Development and Co-Funding Agreements for the treatment of Hemophilia A and Hemophilia B (the “Hemophilia Co-Co Agreements”) and (iii) a Stock Purchase Agreement (the “Stock Purchase Agreement”).

LCA Amendment and Co-Co Agreements for Hemophilia A and B Programs

Under the LCA Amendment, the Company and Regeneron have agreed to, among other things, extend the Technology Collaboration Term (as defined in the LCA Amendment) until April 11, 2024 with a further option to extend an additional twenty-four (24) months for a $30 million payment when the option is exercised, to increase the Regeneron Target Cap from ten (10) to fifteen (15) and to allow for a second Intellia Independent Co/Co Option (as defined in the LCA Amendment). The Company has also granted a non-exclusive license to Regeneron under certain CRISPR/Cas9 platform intellectual property for the commercialization of up to ten (10) ex vivo edited CRISPR Products (as defined in the LCA Amendment) made using certain cell types, with particular limitations on Regeneron’s activities in T cells. The ex vivo license does not include access to the Company’s intellectual property directed to its ex vivo targets, programs, or cell engineering processes. This non-exclusive license is subject to royalty obligations such that the Company is eligible to earn royalties on ex vivo edited CRISPR Products ranging from the high-single-digits to low teens, in each case, on a per-product basis, subject to various reductions and offsets and the Company’s existing royalty obligations to an upstream licensor. Further, subject to Regeneron’s preexisting rights, certain forms of a new target will be treated as an Intellia Reserved Liver Target (as defined in the LCA and as modified by the LCA Amendment) after the effective date of the LCA Amendment.

Under the Hemophilia Co/Co Agreements, which are substantially based upon the Company and Regeneron’s previously agreed Form of Co-Development and Co-Promotion Agreement, the Company and Regeneron will collaborate to research, develop, manufacture, and commercialize CRISPR Products directed to Factor VIII and Factor IX for the treatment of Hemophilia A and Hemophilia B, under which Regeneron will be the clinical and commercial lead for such activities. Further, under the Hemophilia Co/Co Agreements, worldwide development costs and profits of any future products will be split between the Company and Regeneron, 35% and 65%, respectively, subject to certain deductions.

As part of the consideration for the LCA Amendment and the Hemophilia Co/Co Agreements, Regeneron will pay the Company an up-front payment of $70.0 million.

Equity Placement

Under the Stock Purchase Agreement, the Company has agreed to sell to Regeneron 925,218 shares of its common stock, par value $0.0001 per share (the “Common Stock”), for aggregate cash consideration of $30.0 million, or $32.42 per share (the “Equity Transaction”), representing a 100% premium over the volume-weighted average trading price of the Company’s Common Stock during the 30-day period prior to the closing of the Equity Transaction. This sale does not involve a public offering and is therefore exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Based on 50,602,875 shares of Common Stock outstanding as of March 31, 2020 (on a pro forma basis), following the Equity Transaction, Regeneron will beneficially own approximately 7.2% of the outstanding shares of Common Stock. The Stock Purchase Agreement contains customary representations, warranties, and covenants of each of the parties thereto. The Equity Transaction is expected to close promptly, subject to customary closing conditions.

In addition, under the Stock Purchase Agreement, Regeneron will not dispose of any shares of Common Stock beneficially owned by it immediately after the closing, until the termination of the Technology Collaboration Term, including any extensions thereof, subject to limited exceptions.

Further, under the Stock Purchase Agreement, Regeneron has agreed to vote, and cause its affiliates to vote, all shares of the Company’s voting securities that Regeneron is entitled to vote in a manner as recommended by the Company’s Board of Directors, except with respect to certain change of control transactions, liquidation or dissolution of the Company, issuances of Common Stock, or matters relating to the Company’s stock option or stock purchase plan or other equity compensation arrangements.

The foregoing descriptions of the LCA Amendment and the Stock Purchase Agreement are qualified in their entireties by reference to the available text of the LCA Amendment and the Stock Purchase Agreement, copies of which are attached to this report as Exhibit 10.1 and 10.2, respectively. The foregoing description of the Hemophilia Co-Co Agreements are qualified by reference to the available text of the Form of Co-Development and Co-Promotion Agreement, dated as of July 20, 2018, which is available as Exhibit 10.18 of the Company’s Form 10-K filed on February 27, 2020.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under the heading “Equity Placement” in Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

On June 1, 2020, the Company issued a press release concerning the LCA Amendment, the Hemophilia Co-Co Agreements and the Equity Transaction, a copy of which is being furnished as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Index

Exhibit No.	Description

10.1#	Amendment No. 1, dated May 30, 2020, to the License and Collaboration Agreement, dated April 11, 2016, by and between Intellia Therapeutics, Inc. and Regeneron Pharmaceuticals, Inc.

10.2	Stock Purchase Agreement, dated May 30, 2020, by and between Intellia Therapeutics, Inc. and Regeneron Pharmaceuticals, Inc.

99.1	Press Release of Intellia Therapeutics, Inc. announcing Regeneron Collaboration and Equity Transaction, dated June 1, 2020

104	104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Certain information in this exhibit was omitted by means of redacting a portion of the text and replacing it with “[***]”. Intellia Therapeutics, Inc. has determined that the omitted information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2020	Intellia Therapeutics, Inc.

	By:	/s/ John M. Leonard
	Name:	John M. Leonard
	Title:	Chief Executive Officer and President